Exhibit 99.1

           The Children's Place Retail Stores, Inc. Reports
   Fiscal Fourth Quarter and 2005 Financial Results; GAAP Earnings
     Per Share Increased 85% to $1.57 for the Fourth Quarter and
         46% to $2.27 for Fiscal 2005, In-Line with Guidance


    SECAUCUS, N.J.--(BUSINESS WIRE)--March 9, 2006--The Children's Place Retail Stores, Inc. (Nasdaq: PLCE) today reported financial results for the fourth quarter and fiscal year ended January 28, 2006.

    Fourth Quarter

    -- Consolidated net sales for the fourth quarter increased 17% to $539.7 million, compared to $462.1 million last year. Fourth quarter sales were comprised of $355.1 million from The Children's Place, a 19% increase over last year, and $184.6 million in sales from Disney Store, compared to $163.4 million for Disney Store last year. Fiscal 2005 fourth quarter sales results included 13 weeks of sales at Disney Store versus 10 weeks last year.

    -- Comparable store sales for The Children's Place increased 11% in the quarter, on top of a 17% increase last year. Fourth quarter comparable store sales exclude the Disney Store brand, which did not enter the comparable store sales base until February 2006, consistent with the Company's comparable store sales definition.

    -- Net income increased 91% to $45.7 million versus $23.9 million including extraordinary gain last year.

    -- Diluted earnings per share increased 85% for the quarter to $1.57, compared to diluted earnings per share including extraordinary gain of $0.85 for the fourth quarter last year.

    -- The Company opened 16 Children's Place stores and two Disney Stores during the fourth quarter. In addition, the Company closed six Disney Stores.

    The above GAAP net income and earnings per share results include:

    -- a $2.1 million, or $0.07 per share, charge related to the accelerated vesting of certain stock options; and

    -- a $0.3 million, or $0.01 per share, charge reflecting the Company's announcement last week to retrospectively apply FSP FAS No. 13-1, the expensing of rent during construction.

    Excluding the above items, fourth quarter earnings per share would have been $1.65, in-line with previous guidance.

    Fiscal Year 2005

    -- Net sales for the fiscal year increased 44% to $1.669 billion, from $1.158 billion for 2004. Fiscal 2005 sales were comprised of $1.171 billion from The Children's Place, an 18% increase over last year, and $497.7 million in sales from the Company's Disney Store business.

    -- Comparable store sales for The Children's Place increased 9% for the year, compared to a 16% increase last year.

    -- Net income including extraordinary gain increased 53% to $65.6 million versus $42.8 million including extraordinary gain last year.

    -- Diluted earnings per share including extraordinary gain increased 46% to $2.27, compared to diluted earnings per share including extraordinary gain of $1.55 in fiscal 2004.

    -- The Company opened 55 Children's Place stores and 18 Disney Stores in fiscal 2005. In addition, the Company closed three Children's Place stores and seven Disney Stores.

    For fiscal 2005, the impact of FSP FAS No. 13-1 was approximately $2.4 million, or $0.05 per share. Excluding this item and the accelerated vesting of stock options, fiscal 2005 earnings per share including extraordinary gain would have been $2.39.
    "Fiscal 2005 was another great year for our Company. The Children's Place brand continued to gain market share and the growth and leverage achieved in the fourth quarter was a testament to our scaleable systems infrastructure, strong team and management depth," said Ezra Dabah, Chairman and Chief Executive Officer of The Children's Place. "At Disney Store, while the fourth quarter proved challenging, we have made progress in positioning the business for success and we look to 2006 with excitement. Disney has a great line-up of new content coming up this year, and we have aligned our merchandise strategies to capitalize on these events in a big way. We continue to believe that The Children's Place and Disney Store can grow up to 1,800 stores across North America, leaving us with 700 stores still to open. I am confident that both brands have substantial opportunity to deliver significant, profitable growth for many years to come."
    The Children's Place will host a webcast of its fourth quarter conference call today at 9:00 a.m., Eastern Time. Interested parties are invited to listen to the call at the Company's web site, www.childrensplace.com. An archive of the webcast will be available on the site through Thursday, March 16, 2006.
    The Children's Place Retail Stores, Inc., is a leading specialty retailer of children's merchandise. The Company designs, contracts to manufacture and sells high-quality, value-priced merchandise under the proprietary "The Children's Place" and licensed "Disney Store" brand names. As of February 25, 2006, the Company owned and operated 802 The Children's Place stores and 316 Disney Stores in North America and its online store, www.childrensplace.com.

    This press release and above referenced call may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Company's filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers or listeners (on the call) are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by The Children's Place or any other person that the events or circumstances described in such statement are material.

    (Tables Follow)

               THE CHILDREN'S PLACE RETAIL STORES, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
               (In thousands, except per share amounts)
                              (Unaudited)


                          13 Weeks Ended:           52 Weeks Ended:
                    January 28,  January 29,  January 28,  January 29,
                       2006         2005         2006         2005
                    -----------  -----------  -----------  -----------

Net sales              $539,718     $462,108   $1,668,736   $1,157,548
Cost of sales           304,252      281,659    1,007,496      705,681
                    -----------  -----------  -----------  -----------
Gross profit            235,466      180,449      661,240     451,867
Selling, general and
 administrative
 expenses               144,641      130,035      505,684      333,718
Depreciation and
 amortization            15,260       12,646       52,886       49,049
                    -----------  -----------  -----------  -----------
Operating income         75,565       37,768      102,670       69,100
Interest (income)
 expense, net             (272)          177        (563)           22
                    -----------  -----------  -----------  -----------
Income before income
 taxes and
 extraordinary gain      75,837       37,591      103,233       69,078
Provision for income
 taxes                   30,143       13,983       39,322       26,595
Income before
 extraordinary gain      45,694       23,608       63,911       42,483
Extraordinary gain,
 net of taxes                 0          273        1,664          273
                    -----------  -----------  -----------  -----------
Net income              $45,694      $23,881      $65,575      $42,756
                    ===========  ===========  ===========  ===========
Basic net income per
 common share before
 extraordinary gain       $1.64        $0.87        $2.31        $1.58
Extraordinary gain,
 net of taxes              0.00         0.01         0.06         0.01
                    -----------  -----------  -----------  -----------
Basic net income per
 common share             $1.64        $0.88        $2.37        $1.59
                    ===========  ===========  ===========  ===========
Basic weighted
 average common
 shares outstanding      27,899       27,076       27,676       26,919

Diluted net income
 per common share
 before
 extraordinary gain       $1.57        $0.84        $2.21        $1.54
Extraordinary gain,
 net of taxes              0.00         0.01         0.06         0.01
                    -----------  -----------  -----------  -----------
Diluted net income
 per common share         $1.57        $0.85        $2.27        $1.55
                    ===========  ===========  ===========  ===========
Diluted weighted
 average common
 shares and common
 share equivalents
 outstanding             29,127       28,106       28,877       27,633


Note: Periods presented include the retrospective application of FAS
FSP 13-1.




               THE CHILDREN'S PLACE RETAIL STORES, INC.
               RETROSPECTIVE APPLICATION OF FSP FAS 13-1
               (In thousands, except per share amounts)
                              (Unaudited)

                                    13 Weeks Ended January 29, 2005
                                    -------------------------------
                                   Reported   Adjustments   Adjusted
                                   --------   -----------   --------
Net sales                          $462,108         $ --    $462,108
Cost of sales                       281,659           --     281,659
                                   --------   -----------   --------
Gross profit                        180,449           --     180,449
Selling, general and
 administrative expenses            129,146          889     130,035
Depreciation and amortization        13,383        (737)      12,646
                                   --------   -----------   --------
Operating income                     37,920        (152)      37,768
Interest expense (income), net          177           --         177
                                   --------   -----------   --------
Income before income taxes and
 extraordinary gain                  37,743        (152)      37,591
Provision for income taxes           14,041         (58)      13,983
                                   --------   -----------   --------
Income before extraordinary gain     23,702         (94)      23,608
Extraordinary gain (net of taxes)       273           --         273
                                   --------   -----------   --------
Net income                          $23,975        $(94)     $23,881
                                   ========   ===========   ========

Basic income per share                $0.89      $(0.01)       $0.88
Basic weighted average number
 of shares outstanding               27,076       27,076      27,076

Diluted income per share              $0.85        $0.00       $0.85
Diluted weighted average number
of shares outstanding                28,106       28,106      28,106


                                    52 Weeks Ended January 29, 2005
                                    -------------------------------
                                   Reported   Adjustments   Adjusted
                                   --------   -----------   --------
Net sales                        $1,157,548         $ --  $1,157,548
Cost of sales                       705,681           --     705,681
                                   --------   -----------   --------
Gross profit                        451,867           --     451,867
Selling, general and
 administrative expenses            330,080       3,638      333,718
Depreciation and amortization        51,835      (2,786)      49,049
                                   --------   -----------   --------
Operating income                     69,952        (852)      69,100
Interest expense (income), net           22           --          22
                                   --------   -----------   --------
Income before income taxes and
 extraordinary gain                  69,930        (852)      69,078
Provision for income taxes           26,923        (328)      26,595
                                   --------   -----------   --------
Income before extraordinary gain     43,007        (524)      42,483
Extraordinary gain (net of taxes)       273           --         273
                                   --------   -----------   --------
Net income                          $43,280       $(524)     $42,756
                                   ========   ===========   ========
Basic income per share                $1.61      $(0.02)       $1.59
Basic weighted average number
 of shares outstanding               26,919       26,919      26,919

Diluted income per share              $1.57      $(0.02)       $1.55
Diluted weighted average number
 of shares outstanding               27,633       27,633      27,633



               THE CHILDREN'S PLACE RETAIL STORES, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                              (Unaudited)

                                  January 28, 2006   January 29, 2005
                                  ----------------   ----------------

Current assets:

Cash and investments                     $173,323           $165,196
Accounts receivable                        28,971             23,987
Inventories                               214,702            161,969
Other current assets                       43,875             41,007
                                  ----------------   ----------------
Total current assets                      460,871            392,159

Property and equipment, net               246,516            204,443
Other assets, net                          36,865             19,558
                                  ----------------   ----------------
Total assets                             $744,252           $616,160
                                  ================   ================

Current liabilities:

Revolving credit facility                     $ 0            $37,268
Accounts payable                           81,800             78,106
Accrued expenses and other current
 liabilities                              131,204             99,575
                                  ----------------   ----------------
Total current liabilities                 213,004            214,949

Other liabilities                         138,390            100,305
                                  ----------------   ----------------
Total liabilities                         351,394            315,254

Stockholders' equity                      392,858            300,906
                                  ----------------   ----------------
Total liabilities and
 stockholders' equity                    $744,252           $616,160
                                  ================   ================

Note: Periods presented include the retrospective application of FAS
FSP 13-1.



               THE CHILDREN'S PLACE RETAIL STORES, INC.
                          SEGMENT INFORMATION
                             (In millions)
                              (Unaudited)

                             Thirteen Weeks Ended January 28, 2006
                          -------------------------------------------
                             The
                          Children's   Disney      Shared      Total
                            Place      Store    Services (1)  Company
                          ----------  --------  ------------  -------

Net sales                 $   355.1   $ 184.6   $         -   $539.7
Segment operating profit
 (loss)(1)                     76.1      19.0         (19.5)    75.6
  Operating profit as a
   percent of net sales        21.4%     10.3%          N/A     14.0 %


                            Fifty-Two Weeks Ended January 28, 2006
                          -------------------------------------------
                             The
                          Children's  Disney     Shared       Total
                            Place      Store   Services(1)   Company
                          ----------  -------  -----------  ---------

Net sales                 $ 1,171.0   $497.7   $        -   $1,668.7
Segment operating profit
 (loss)(1)                    170.0     (3.4)       (63.9)     102.7
  Operating profit (loss)
   as a percent of net
   sales                       14.5%   (0.7)%         N/A        6.2%


(1) The $2.1 million expense for the acceleration of vesting of certain stock options is recorded in Shared Services.



    CONTACT: The Children's Place
             Hiten Patel, 201-902-2177
             or
             Investor Relations:
             Heather Anthony, 201-558-2865